i3 VERTICALS REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS
Announces Latest Public Sector Acquisition
Raises 2021 Outlook

NASHVILLE, Tenn. (May 10, 2021) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2021.

Highlights for the fiscal second quarter and six months ended March 31, 2021 vs. 2020
•Second quarter revenue was $47.9 million, an increase of 22% over the prior year's second quarter. Revenue for the six months ended March 31, 2021, was $91.2 million, an increase of 14% over the prior year's first six months.
•Second quarter adjusted net revenue1, which excludes acquisition revenue adjustments, was $49.4 million, a decrease of 26% over the prior year's second quarter. Adjusted net revenue1 for the six months ended March 31, 2021, was $94.3 million, an increase of 17% over the prior year's first six months.

•Second quarter net loss was $0.1 million, compared to net income of $1.9 million in the prior year's second quarter. Net loss for the six months ended March 31, 2021, was $4.2 million, compared to net income of $3.9 million in the prior year's first six months.
•Second quarter adjusted EBITDA1 was $12.4 million, an increase of 25% over the prior year's second quarter. Adjusted EBITDA1 for the six months ended March 31, 2021, was $23.3 million, an increase of 7% over the prior year's first six months.
•Second quarter adjusted EBITDA1 as a percentage of adjusted net revenue1 was 25.2%, compared to 25.3% in the prior year's second quarter. For the six months ended March 31, 2021, adjusted EBITDA1 as a percentage of adjusted net revenue1 was 24.7%, compared to 27.0% for the prior year's first six months.

•Second quarter diluted net income per share available to Class A common stock was $0.00, compared to diluted net income per share available to Class A common stock of $0.05 in the prior year's second quarter. For the six months ended March 31, 2021, diluted net loss per share available to Class A common stock was $0.12, compared to diluted net income per share available to Class A common stock of $0.04 for the prior year's first six months.
•For the three and six months ended March 31, 2021, pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's going forward effective tax rate, was $0.23 and $0.45, respectively, compared to $0.20 and $0.44 for the three and six months ended March 31, 2020, respectively.

•Integrated payments2 were 59% and 57% of payment volume for the three and six months ended March 31, 2021, respectively.
•As of March 31, 2021, our consolidated interest coverage ratio was 6.19x, total leverage ratio was 3.80x and consolidated senior leverage ratio was 1.57x. These ratios are defined in our Senior Secured Credit Facility.

•Subsequent to March 31, 2021, the Company completed the acquisition of three businesses. Two of these businesses were previously announced in our press release dated April 5, 2021, and further strengthen the Company's focus in its Healthcare vertical. The third business expands the Company's software capabilities in the utilities market within the Public Sector vertical. The aggregate up-front cash purchase price for the three businesses was $37.4 million. These transactions also include contingent consideration, for which the fair value as of the respective acquisition dates is still being valued. The aggregate maximum contingent consideration payable for these acquisitions is up to $40.0 million, subject to the satisfaction of certain growth metrics over established time periods.
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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021

•For the third acquisition, which closed on May 4, 2021, in accordance with Nasdaq Listing Rule 5635(c)(4), the Company has granted equity awards under its 2020 Acquisition Equity Incentive Plan to the new employees who agreed to join the Company at closing. The Company granted options to purchase a total of 300,000 shares of the Company’s Class A common stock to 46 employees as a material inducement to enter into employment with the Company. These stock options will vest ratably over three years, subject to the employees’ continued service to the Company through each applicable vesting date. The stock options have an exercise price equal to $32.41, the closing price per share of the Company’s Class A common stock as reported by Nasdaq on the date of closing.

1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Integrated payments represents payment transactions that are generated in situations where payment technology is embedded within the Company's own proprietary software, a client’s software or critical business process.

Greg Daily, Chairman and CEO of i3 Verticals, commented, “We are thrilled with our second quarter results as we posted new records in adjusted net revenue, adjusted EBITDA, software revenue, payment volume and integration mix. Software-related revenue is now 36% of our total adjusted net revenue, and our Public Sector vertical is leading the way.

“We anticipate that government technology spending will increase as the effects of the pandemic subside and state and local governments receive federal funds allocated under the American Rescue Plan Act. Our product lineup and integrations are perfectly suited to help our government clients continue to modernize. We will continue to invest in our Public Sector software and are enthusiastic about the opportunities ahead.

“We recently completed an acquisition of a software company that provides products and solutions in the utilities sector. This company focuses on large, Tier 1 customers. Its software and professional services will augment and expand our existing platform in this space. We are excited about our increased ability to deliver excellent products to this market going forward.

“We previously announced in April the closing of our latest two acquisitions in the Healthcare vertical. We have now built a strong foundation to address this market. We are optimistic about our opportunities to further build our product suite and grow our Healthcare vertical.

We exited the second quarter with positive momentum, and we believe we are well positioned to deliver strong financial results during the remainder of the year.”

Revised 2021 Outlook
The Company's practice is to provide annual guidance, excluding future acquisitions and transaction-related costs. The Company is providing the following revised outlook for the fiscal year ending September 30, 2021:

(in thousands, except share and per share amounts)	Outlook Range
	Fiscal year ending September 30, 2021
Adjusted net revenue(1) (non-GAAP)	$204,000	-	$220,000
Adjusted EBITDA(1) (non-GAAP)	$52,000	-	$58,000
Depreciation and internally developed software amortization	$4,250	-	$4,500
Cash interest expense, net	$4,750	-	$5,250
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding	33,000,000	-	34,000,000
Pro forma adjusted diluted earnings per share(1)(2) (non-GAAP)	$0.98	-	$1.08
_______________________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. For the 2021 outlook, the Company has removed the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the earnings release date.
2.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
With respect to the “Revised 2021 Outlook” above, reconciliation of adjusted net revenue, adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.

Conference Call
The Company will host a conference call on Tuesday, May 11, 2021, at 8:30 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (877) 270-2148 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 11:30 a.m. ET on May 11, 2021, through May 18, 2021, by dialing (877) 344-7529 and entering Confirmation Code 10155829.

To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events & Presentations” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.

Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.

Additional information about non-GAAP financial measures, including, but not limited to, adjusted net revenue, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included on pages 10 through 13 in the financial schedules of this release.

About i3 Verticals
Helping drive the convergence of software and payments, i3 Verticals delivers seamlessly integrated payment and software solutions to small- and medium-sized businesses and other organizations in strategic vertical markets, such as education, non-profit, the public sector, property management, and healthcare and to the business-to-business payments market. With a broad suite of payment and software solutions that address the specific needs of its clients in each strategic vertical market, i3 Verticals processed approximately $15.0 billion in total payment volume for the 12 months ended March 31, 2021.

Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2021 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual future performance or results and cause them to differ materially from those anticipated in the forward-looking statements. Certain of these factors and other risks are discussed in the Company's filings with the U.S. Securities and Exchange Commission (the “SEC”) and include, but are not limited to: (i) the anticipated impact to the timing and recovery of the Company’s business operations, payment volume and volume attrition due to the global pandemic of a novel strain of the coronavirus (COVID-19), including the anticipated impact of further school closures on our Education vertical; (ii) the Company’s indebtedness and the ability to maintain compliance with the financial covenants in the Company’s senior secured credit facility in light of the impacts of the COVID-19 pandemic; (iii) the ability to meet the Company’s liquidity needs in light of the impacts of the COVID-19 pandemic; (iv) the ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof; (v) the triggering of impairment testing of the Company’s fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of the Company’s Class A common stock; (vi) the ability to generate revenues sufficient to maintain profitability and positive cash flow; (vii) competition in the Company's industry and the ability to compete effectively; (viii) the dependence on non-exclusive distribution partners to market the Company's products and services; (ix) the ability to keep pace with rapid developments and changes in the Company's industry and provide new products and services; (x) liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of the Company's services; (xi) technical, operational and regulatory risks related to the Company's information technology systems and third-party providers’ systems; (xii) reliance on third parties for significant services; (xiii) exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards; (xiv) the ability to increase the Company's existing vertical markets, expand into new vertical markets and execute the Company's growth strategy; (xv) the ability to successfully identify acquisition targets and thereafter to complete and effectively integrate those acquisitions into the Company's services; (xvi) potential degradation of the quality of the Company's products, services and support; (xvii) the ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain; (xviii) the Company's ability to successfully manage its intellectual property; (xiv) the ability to attract, recruit, retain and develop key personnel and qualified employees; (xx) risks related to laws, regulations and industry standards; (xxi) operating and financial restrictions imposed by the Company's senior secured credit facility; and (xxii) the risk factors included in the Company's Annual Report on Form 10-K for the year ended September 30, 2020. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this release speaks only as of the date of this release. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com

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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2021	2020	% Change	2021	2020	% Change

Revenue	$47,863	$39,178	22%	$91,176	$80,289	14%

Operating expenses
Other costs of services	11,314	11,955	(5)%	24,980	24,873	—%
Selling, general and administrative	30,511	20,786	47%	55,473	40,073	38%
Depreciation and amortization	5,851	4,538	29%	10,943	9,193	19%
Change in fair value of contingent consideration	322	(142)	n/m	2,226	12	n/m
Total operating expenses	47,998	37,137	29%	93,622	74,151	26%

(Loss) income from operations	(135)	2,041	n/m	(2,446)	6,138	n/m

Other expenses
Interest expense, net	2,358	2,184	8%	4,387	4,198	5%
Other income	(2,353)	—	n/m	(2,353)	—	n/m
Total other expenses	5	2,184	(100)%	2,034	4,198	(52)%

(Loss) income before income taxes	(140)	(143)	(2)%	(4,480)	1,940	(331)%

Benefit from income taxes	(87)	(2,062)	(96)%	(306)	(1,913)	n/m

Net (loss) income	(53)	1,919	n/m	(4,174)	3,853	(208)%

Net (loss) income attributable to non-controlling interest	(493)	1,182	n/m	(2,042)	3,265	(163)%
Net income (loss) attributable to i3 Verticals, Inc.	$440	$737	(40)%	$(2,132)	$588	n/m

Net income (loss) per share available to Class A common stock:
Basic	$0.02	$0.05		$(0.11)	$0.04
Diluted	$0.00	$0.05		$(0.12)	$0.04
Weighted average shares of Class A common stock outstanding:
Basic	20,940,725	14,456,970		20,024,936	14,344,768
Diluted	33,404,983	16,106,757		31,237,675	15,778,077
n/m = not meaningful

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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. Financial Highlights
(Unaudited)
($ in thousands, except per share amounts)

	Three months ended March 31,			Six months ended March 31,
	2021	2020	% Change	2021	2020	% Change

Adjusted net revenue (non-GAAP)	$49,406	$39,311	26%	$94,314	$80,935	17%
Adjusted EBITDA (non-GAAP)	12,435	9,965	25%	23,313	21,824	7%
Pro forma adjusted diluted earnings per share (non-GAAP)	$0.23	$0.20	15%	$0.45	$0.44	2%

i3 Verticals, Inc. Supplemental Volume Information
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020

Payment volume(1)	$4,263,205	$3,577,735	$8,063,732	$7,416,853
__________________________
1.Payment volume is the net dollar value of both 1) Visa, Mastercard and other payment network transactions processed by the Company's clients and settled to clients by us and 2) ACH transactions processed by the Company's clients and settled to clients by the Company.

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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended March 31, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$25,992	$22,549	$(678)	$47,863

Operating expenses
Other costs of services	11,782	210	(678)	11,314
Selling general and administrative	6,765	15,198	8,548	30,511
Depreciation and amortization	2,712	2,952	187	5,851
Change in fair value of contingent consideration	163	159	—	322
Income (loss) from operations	$4,570	$4,030	$(8,735)	$(135)

Payment volume	$3,816,170	$447,035	$—	$4,263,205

	For the Six Months Ended March 31, 2021
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$50,962	$41,325	$(1,111)	$91,176

Operating expenses
Other costs of services	22,623	3,467	(1,110)	24,980
Selling general and administrative	13,209	26,093	16,171	55,473
Depreciation and amortization	5,478	5,101	364	10,943
Change in fair value of contingent consideration	320	1,906	—	2,226
Income (loss) from operations	$9,332	$4,758	$(16,536)	$(2,446)

Payment volume	$7,398,784	$664,948	$—	$8,063,732
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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021

	For the Three Months Ended March 31, 2020(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$25,729	$13,980	$(531)	$39,178

Operating expenses
Other costs of services	11,356	1,129	(530)	11,955
Selling general and administrative	7,048	7,138	6,600	20,786
Depreciation and amortization	2,995	1,364	179	4,538
Change in fair value of contingent consideration	(649)	507	—	(142)
Income (loss) from operations	$4,979	$3,842	$(6,780)	$2,041

Payment volume	$3,393,710	$184,025	$—	$3,577,735
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.

	For the Six Months Ended March 31, 2020(1)
	Merchant Services	Proprietary Software and Payments	Other	Total
Revenue	$53,968	$27,262	$(941)	$80,289

Operating expenses
Other costs of services	23,530	2,283	(940)	24,873
Selling general and administrative	13,911	14,533	11,629	40,073
Depreciation and amortization	6,067	2,778	348	9,193
Change in fair value of contingent consideration	(2,946)	2,958	—	12
Income (loss) from operations	$13,406	$4,710	$(11,978)	$6,138

Payment volume	$7,028,766	$388,087	$—	$7,416,853
________
1.Effective July 1, 2020, the Company reassigned a component from the Proprietary Software and Payments segment to the Merchant Services segment to better align the Company's business within its segments. The prior period comparatives have been retroactively adjusted to reflect the Company's current segment presentation.
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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2021	2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$2,352	$15,568
Accounts receivable, net	24,599	17,538
Settlement assets	6,056	—
Prepaid expenses and other current assets	9,983	4,869
Total current assets	42,990	37,975

Property and equipment, net	5,929	5,339
Restricted cash	10,090	5,033
Capitalized software, net	39,163	16,989
Goodwill	263,365	187,005
Intangible assets, net	165,145	109,233
Deferred tax asset	51,277	36,755
Operating lease right-of-use assets	14,821	—
Other assets	10,039	5,197
Total assets	$602,819	$403,526

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$4,871	$3,845
Accrued expenses and other current liabilities	42,357	24,064
Settlement obligations	6,056	—
Deferred revenue	22,426	10,986
Current portion of operating lease liabilities	3,056	—
Total current liabilities	78,766	38,895

Long-term debt, less current portion and debt issuance costs, net	178,442	90,758
Long-term tax receivable agreement obligations	39,626	27,565
Operating lease liabilities, less current portion	12,382	—
Other long-term liabilities	12,138	6,140
Total liabilities	321,354	163,358

Commitments and contingencies (see Note 10)
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2021 and September 30, 2020	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 21,919,300 and 18,864,143 shares issued and outstanding as of March 31, 2021 and September 30, 2020, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,229,142 and 11,900,621 shares issued and outstanding as of March 31, 2021 and September 30, 2020, respectively	1	1
Additional paid-in capital	203,803	157,598
Accumulated (deficit) earnings	(4,155)	(2,023)
Total stockholders' equity	199,651	155,578
Non-controlling interest	81,814	84,590
Total equity	281,465	240,168
Total liabilities and equity	$602,819	$403,526
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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six months ended March 31,
	2021	2020

Net cash provided by operating activities	$23,875	$8,847
Net cash used in investing activities	$(115,934)	$(3,881)
Net cash provided by (used in) financing activities	$83,900	$(4,994)

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that non-GAAP financial measures are important to enable investors to understand and evaluate its ongoing operating results. Accordingly, i3 Verticals includes non-GAAP financial measures when reporting its financial results to stockholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. i3 Verticals believes that the non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of i3 Verticals’ current and ongoing business operations.

Although non-GAAP financial measures are often used to measure the Company's operating results and assess its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. i3 Verticals believes that its provision of non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of non-GAAP financial measures to give stockholders and potential investors an opportunity to see i3 Verticals as viewed by management, to assess i3 Verticals with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. i3 Verticals believes that inclusion of non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.

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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020
Net income (loss) attributable to i3 Verticals, Inc.	$440	$737	$(2,132)	$588
Net (loss) income attributable to non-controlling interest	(493)	1,182	(2,042)	3,265
Non-GAAP adjustments:
Benefit from income taxes	(87)	(2,062)	(306)	(1,913)
Financing-related expenses(1)	63	221	116	221
Non-cash change in fair value of contingent consideration(2)	322	(142)	2,226	12
Equity-based compensation(3)	4,142	2,510	7,583	4,634
Acquisition revenue adjustments(4)	1,543	133	3,138	646
Acquisition-related expenses(5)	520	583	1,530	845
Acquisition intangible amortization(6)	4,827	3,600	8,944	7,321
Non-cash interest expense(7)	1,352	879	2,684	979
Other taxes(8)	129	81	223	135
Gain on investment(9)	(2,353)	—	(2,353)	—
Non-GAAP pro forma adjusted income before taxes	10,405	7,722	19,611	16,733
Pro forma taxes at effective tax rate(10)	(2,601)	(1,930)	(4,903)	(4,183)
Pro forma adjusted net income(11)	$7,804	$5,792	$14,708	$12,550
Cash interest expense, net(12)	1,006	1,305	1,703	3,219
Pro forma taxes at effective tax rate(10)	2,601	1,930	4,903	4,183
Depreciation, non-acquired intangible asset amortization and internally developed software amortization(13)	1,024	938	1,999	1,872
Adjusted EBITDA	$12,435	$9,965	$23,313	$21,824
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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
________
1.Financing-related expenses includes expenses directly related to certain transactions as part of financing transactions.
2.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
3.Equity-based compensation expense consisted of $4,142 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan and $2,510 related to stock options issued under the Company's 2018 Equity Incentive Plan during the three months ended March 31, 2021 and 2020, respectively. Equity-based compensation expense consisted of $7,583 related to stock options issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan and $4,634 related to stock options issued under the Company's 2018 Equity Incentive Plan during the six months ended March 31, 2021 and 2020, respectively.
4.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
5.Acquisition-related expenses are the professional service and related costs directly related to the Company's acquisitions and are not part of its core performance.
6.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
7.Non-cash interest expense reflects amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
8.Other taxes consist of franchise taxes, commercial activity taxes, employer payroll taxes related to stock exercises and other non-income based taxes. Taxes related to salaries are not included.
9.In March 2021, the Company became aware of an observable price change in an investment due to a planned third party acquisition of the entity underlying the investment. This resulted in an increase of $2,353 to the fair value of the investment at March 31, 2021, which the Company recognized in other income.
10.Pro forma corporate income tax expense is based on Non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2021 and 2020, based on blended federal and state tax rates.
11.Pro forma adjusted net income assumes that all net income during that period was available to the holders of the Company's Class A common stock.
12.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt discount and debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation, non-acquired intangible asset amortization and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
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IIIV Reports Second Quarter 2021 Financial Results

May 10, 2021
i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020
Diluted net income (loss) available to Class A common stock per share	$0.00	$0.05	$(0.12)	$0.04
Pro forma adjusted diluted earnings per share (non-GAAP)(1)	$0.23	$0.20	$0.45	$0.44
Pro forma adjusted net income(2)	$7,804	$5,792	$14,708	$12,550
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,404,983	28,876,325	32,698,865	28,624,095
__________
1.Pro forma adjusted diluted earnings per share is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,747,158 and 12,769,568 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,717,100 and 1,649,787 shares of unvested Class A common stock and options for the three months ended March 31, 2021 and 2020, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 11,212,739 and 12,846,018 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 1,461,190 and 1,433,309 shares of unvested Class A common stock and options for the six months ended March 31, 2021 and 2020, respectively.

i3 Verticals, Inc. Reconciliation of GAAP Revenue to Non-GAAP Adjusted Net Revenue
(Unaudited)
($ in thousands)

	Three months ended March 31,		Six months ended March 31,
	2021	2020	2021	2020
Revenue	$47,863	$39,178	$91,176	$80,289
Acquisition revenue adjustments(1)	1,543	133	3,138	646
Adjusted Net Revenue	$49,406	$39,311	$94,314	$80,935
__________
1.Under GAAP, companies must adjust, as necessary, beginning balances of acquired deferred revenue to fair value as part of acquisition accounting as defined by GAAP. Acquisition revenue adjustments remove the effect of these adjustments to acquisition date fair value from acquisitions that have closed as of the date of this earnings release.
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